                                                                  EXHIBIT (g)(1)

                                                                  EXHIBIT (g)(1)

INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders,
Merrill Lynch Senior Floating Rate Fund, Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch Senior Floating Rate Fund, Inc. as of August 31, 1996, the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at August 31, 1996 by correspondence with the custodian and financial intermediaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch Senior Floating Rate Fund, Inc. as of August 31, 1996, the results of its operations, its cash flows, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
October 18, 1996

SCHEDULE OF INVESTMENTS                                                                                   (in Thousands)
                  Face                                              Loan               Moody's    Stated         Value
Industries       Amount               Borrower                      Type               Rating    Maturity*     (Note 1b)

                         Senior Secured Floating Rate Loan Interests*
Advertising--  $17,500   Eller Industries, Inc.                     Term A              NR++      6/30/02     $   17,533
1.93%           14,327   Eller Industries, Inc.                     Term B              NR++     12/21/03         14,376
                12,500   Outdoor Systems, Inc.                      Term B              NR++     12/31/02         12,516
                 9,167   Outdoor Systems, Inc.                      Term C              NR++     12/31/03          9,178
                 3,333   Outdoor Systems, Inc.                      Term C              NR++     12/31/03          3,338

                         Total Advertising (Cost--$56,069)                                                        56,941

Aircraft &       5,000   Banner Industries, Inc.                    Term B              NR++      6/30/03          5,000
Parts--0.97%     4,612   Gulfstream Aerospace Corp.                 Term                NR++      3/31/97          4,615
                 9,260   Gulfstream Aerospace Corp.                 Term                NR++      3/31/98          9,263
                 4,041   Howmet Corp.                               Term B              Ba3      11/20/02          4,056
                 2,237   Howmet Corp.                               Term C              Ba3       5/20/03          2,246
                 3,500   Technetics                                 Term                NR++      6/20/02          3,504

                         Total Aircraft & Parts (Cost--$28,540)                                                   28,684

Amusement &     21,481   AMF Group, Inc.                            Axel A              Ba3       3/31/03         21,629
Recreational     8,473   AMF Group, Inc.                            Axel B              NR++      3/31/04          8,553
Services--       4,167   Amfac Parks, Inc.                          Term B              NR++      9/30/02          4,143
2.54%           10,000   Metro Goldwyn Mayer Co.                    Term                NR++      3/31/04          9,988
                 4,956   Orion Pictures Corp.                       Term                Ba2      12/31/00          4,912
                 6,500   Panavision Inc.                            Term B              NR++      3/31/04          6,492
                18,911   Six Flags Entertainment Corp.              Term B              Ba3       6/23/03         18,958

                         Total Amusement & Recreational Services (Cost--$74,176)                                  74,675

Apparel--0.33%   9,900   Humphreys Inc.                             Term B              NR++      1/15/03          9,800

                         Total Apparel (Cost--$9,800)                                                              9,800

Automobile      24,683   Collins & Aikman Corp.                     Term B              B1       12/31/02         24,667
Equipment--        420   Johnstown America Industrial Inc.          Revolving Credit    B1        3/31/02            401
1.61%            3,267   Johnstown America Industrial Inc.          Term A              B1        3/31/02          3,177
                19,667   Johnstown America Industrial Inc.          Term B              B1        3/31/03         19,323

                         Total Automobile Equipment (Cost--$47,755)                                               47,568

Broadcast--      4,600   Benedek Broadcasting Corp.                 Axel A              Ba3       5/01/01          4,640
Radio & TV--     4,500   Benedek Broadcasting Corp.                 Axel B              Ba3      11/01/02          4,539
1.93%            3,989   Chancellor Broadcasting Inc.               Term B              Ba2       9/01/03          4,009
                 4,837   Ellis Communications                       Term B              NR++      3/31/03          4,849
                16,770   Silver King Communications, Inc.           Term B              NR++      7/31/02         16,728
                12,000   Sinclair Broadcasting Group Inc.           Term B              NR++     11/30/03         12,075
                10,000   Sullivan Broadcasting                      Term B              NR++     12/31/03         10,025

                         Total Broadcast--Radio & TV (Cost--$56,450)                                              56,865

Building         4,506   Fenway Holdings, Inc.                      Term B              NR++      9/15/02          4,489
Materials--     23,094   MTF Acquisition                            Term B              NR++     12/31/02         23,152
2.57%           29,975   National Gypsum Co.                        Term B              NR++      9/20/03         30,087
                 8,000   RSI Home Products                          Term                NR++     11/30/99          7,970
                 9,917   Walter Industrials, Inc.                   Term B              NR++      2/22/03          9,929

                         Total Building Materials (Cost--$75,186)                                                 75,627

Cable TV         6,000   Cablevision of Ohio                        Term                NR++     12/31/05          5,996
Services--      24,375   Chelsea Communications                     Term B              NR++      9/30/04         24,322
6.79%           20,000   Classic Cable Inc.                         Term B              B1        6/30/05         19,900
                18,810   Coaxial Communications                     Term B              NR++     12/31/99         18,763
                 5,000   Frontier Vision                            Term B              NR++      6/30/05          4,981
                10,000   Intermedia Communications, Inc.            Term                Ba3        1/1/05         10,025

SCHEDULE OF INVESTMENTS (continued)                                                                       (in Thousands)
                  Face                                              Loan               Moody's    Stated         Value
Industries       Amount               Borrower                      Type               Rating    Maturity*     (Note 1b)

                         Senior Secured Floating Rate Loan Interests*
Cable TV       $ 3,937   Marcus Cable Operating Co.                 Revolving Credit    NR++      4/30/14     $    3,908
Services        33,937   Marcus Cable Operating Co.                 Term A              NR++     12/31/02         33,895
(concluded)     43,000   Marcus Cable Operating Co.                 Term B              NR++      4/30/04         43,242
                10,000   Triax Midwest                              Term B              NR++      6/30/05          9,950
                25,000   Viacom, Inc.                               Term                Ba2        7/1/02         24,992

                         Total Cable TV Services (Cost--$199,083)                                                199,974

Chemicals--      9,250   Cedar Chemical                             Term B              NR++     10/31/03          9,256
3.79%           26,662   Freedom Chemical Company                   Term B              Ba3       6/30/02         26,596
                 5,071   Harris Specialty Chemicals                 Revolving Credit    NR++     12/30/01          4,691
                   229   Harris Specialty Chemicals                 Term A              NR++     12/30/01            212
                   366   Harris Specialty Chemicals                 Term A              NR++     12/30/01            339
                 1,035   Harris Specialty Chemicals                 Term B              NR++     12/30/99            957
                 4,902   Harris Specialty Chemicals                 Term B              NR++     12/30/01          4,534
                 1,508   Huntsman Corp.                             Revolving Credit    NR++     12/31/02          1,498
                22,180   Huntsman Corp.                             Term                NR++     12/31/02         22,111
                 5,000   Hydrochem                                  Term B              NR++      7/01/02          4,941
                 2,908   Inspec Chemical Corp.                      Term B              NR++     12/02/00          2,918
                20,000   Sterling Chemicals, Inc.                   Term B              B3        9/30/04         20,000
                 7,000   Texas Petrochemicals                       Term B              Ba3       6/30/04          6,974
                 2,175   Thoro World Systems, Inc.                  Term A              NR++     12/31/00          2,012
                 4,849   Thoro World Systems, Inc.                  Term B              NR++     12/31/02          4,485

                         Total Chemicals (Cost--$112,516)                                                        111,524

Consumer         3,212   Playtex Family Products Inc.               Term A              Ba2       6/30/02          3,190
Products--      29,981   Playtex Family Products Inc.               Term B              Ba2       6/30/02         29,775
2.12%            7,246   RTI Funding Corp.                          Term B              NR++      2/07/03          7,255
                 7,246   RTI Funding Corp.                          Term C              NR++      2/07/04          7,255
                15,000   Revlon Consumer Products Corp.             Term                Ba3       9/30/00         15,009

                         Total Consumer Products (Cost--$62,268)                                                  62,484

Diversified      2,740   IMO Industries, Inc.                       Term A              Ba3       4/30/01          2,740
Manufacturing--  3,822   IMO Industries, Inc.                       Term B              Ba3       4/30/01          3,829
0.93%            8,437   InterMetro Industries                      Term B              NR++      6/30/03          8,453
                 6,562   InterMetro Industries                      Term C              NR++      6/30/04          6,581
                 5,940   Thermadyne Industries, Inc.                Revolving Credit    B2        6/30/01          5,920

                         Total Diversified Manufacturing (Cost--$27,465)                                          27,523

Drug/            6,526   Duane Reade Co.                            Term A              NR++      9/30/97          6,323
Proprietary     10,000   Duane Reade Co.                            Term B              NR++      9/30/99          9,688
Stores--         8,312   Smith's Food & Drug Centers, Inc.          Term B              Ba3      11/30/03          8,375
2.25%            8,312   Smith's Food & Drug Centers, Inc.          Term C              Ba3      11/30/04          8,380
                 8,312   Smith's Food & Drug Centers, Inc.          Term D              Ba3       8/31/05          8,385
                15,480   Thrifty Payless Holdings, Inc.             Revolving Credit    B1       12/31/02         15,228
                10,000   Thrifty Payless Holdings, Inc.             Term A              B1       12/31/02          9,922

                         Total Drug/Proprietary Stores (Cost--$66,439)                                            66,301

Electronics/    21,450   Berg Electronics Inc.                      Term                Ba3      12/31/02         21,423
Electrical       5,617   Communications & Power Industries Inc.     Term B              NR++      8/11/02          5,610
Components--     4,831   Details, Inc.                              Term A              NR++      1/31/01          4,831
3.84%            9,955   International Wire Corp.                   Term B              NR++      9/30/02          9,970
                 9,974   International Wire Corp.                   Term C              NR++      9/30/03         10,005
                16,344   Northrop Grumman Corp.                     Term II             NR++      3/01/02         16,318
                   565   Reliance Communications Technology         Revolving Credit    NR++      9/11/01            564
                 4,500   Reliance Communications Technology         Term A              NR++      9/11/01          4,494

SCHEDULE OF INVESTMENTS (continued))                                                                      (in Thousands)
                  Face                                              Loan               Moody's    Stated         Value
Industries       Amount               Borrower                      Type               Rating    Maturity*     (Note 1b)

                         Senior Secured Floating Rate Loan Interests*
Electronics/   $12,893   Reliance Communications Technology         Term B              NR++      3/11/04     $   12,905
Electrical      11,903   Reliance Communications Technology         Term C              NR++      3/11/03         11,914
Components       7,460   Tracor Inc.                                Term B              Ba3      10/31/00          7,483
(concluded)      7,461   Tracor Inc.                                Term C              Ba3       4/30/01          7,484

                         Total Electronics/Electrical Components (Cost--$112,613)                                113,001

Food &           7,481   American Italian Pasta                     Term C              NR++      2/28/04          7,416
Kindred          7,500   Amerifoods                                 Term B              NR++      6/30/01          5,625
Products--       7,500   Amerifoods                                 Term C              NR++      6/30/02          5,625
5.53%            3,990   Ameriking Inc.                             Term B              NR++      1/31/04          3,992
                 8,611   MAFCO Worldwide Corp.                      Term B              NR++      6/30/01          8,589
                 4,907   President Baking Co., Inc.                 Term B              NR++      9/30/00          4,895
                13,600   SC International Corp., Inc.               Caterair 'A'        B2        9/15/00         13,583
                 8,791   SC International Corp., Inc.               Caterair 'B'        B2        9/15/01          8,835
                14,356   SC International Corp., Inc.               SCI 'A'             B2        9/15/00         14,335
                 1,027   SC International Corp., Inc.               SCI 'A2'            B2        9/15/00          1,024
                10,962   SC International Corp., Inc.               SCI 'B'             B2        9/15/02         11,016
                 3,024   SC International Corp., Inc.               SCI 'C'             B2        9/15/03          3,040
                 2,000   Select Beverages Inc.                      Term B              NR++      6/30/01          2,000
                 2,970   Select Beverages Inc.                      Term C              NR++      6/30/01          2,977
                43,159   Specialty Foods Corp.                      Term B              B3        4/30/01         43,048
                 7,385   Van De Kamps Inc.                          Term B              Ba3       4/30/03          7,403
                 4,615   Van De Kamps Inc.                          Term C              Ba3       9/30/03          4,627
                 6,652   Volume Services                            Term B              NR++     12/31/02          6,636
                 3,326   Volume Services                            Term C              NR++     12/31/03          3,326
                 4,969   Windsor Quality Food                       Term B              NR++     12/31/02          4,944

                         Total Food & Kindred Products (Cost--$165,634)                                          162,936

Funeral Homes    7,980   Loewen Group Inc.                          Revolving Credit    Ba1       5/29/01          7,955
& Parlors--     15,000   Prime Succession International Group       Axel                NR++      7/25/01         15,187
0.79%

                         Total Funeral Homes & Parlors (Cost--$22,924)                                            23,142

Furniture &      4,945   Furniture Brands International             Term B              Ba3       3/29/03          4,966
Fixtures--      11,370   Knoll, Inc.                                Term B              B1        8/31/03         11,413
1.07%           15,000   Lifestyle Furnishings International        Term B              NR++      8/31/04         15,038

                         Total Furniture & Fixtures (Cost--$31,153)                                               31,417

General         11,719   Federated Department Stores Inc.           Revolving Credit    Ba1       3/31/00         11,528
Merchandise     26,677   Federated Department Stores Inc.           Term                Ba1       3/31/00         26,611
Stores--3.14%    2,614   Federated Department Stores Inc.           Term B              Ba1       3/31/00          2,607
                35,000   Kmart Corp.                                Term A              Ba1       6/17/99         35,011
                 4,485   Music Acquisition                          Term B              NR++      8/31/01          1,615
                 4,952   Music Acquisition                          Term C              NR++      8/31/02          1,783
                 1,902   Saks & Co.                                 Term A              NR++      6/30/98          1,897
                11,320   Saks & Co.                                 Term B              NR++      6/30/00         11,292

                         Total General Merchandise Stores (Cost--$97,699)                                         92,344

Grocery         10,400   Big V Supermarkets Inc.                    Term B              NR++      3/15/00         10,244
Stores--2.28%    4,863   Bruno's, Inc.                              Term B              B1        2/18/02          4,887
                 4,863   Bruno's, Inc.                              Term C              B1        2/18/03          4,887
                 4,294   Dominick's Finer Foods Inc.                Term B              Ba2       3/31/02          4,315
                 4,652   Dominick's Finer Foods Inc.                Term C              Ba2       3/31/03          4,675
                 4,652   Dominick's Finer Foods Inc.                Term D              Ba2       9/30/03          4,675
                 4,530   Pathmark Stores Inc.                       Term B              Ba3      10/31/99          4,532
                 3,700   Ralph's Grocery Company                    Revolving Credit    Ba3       6/15/01          3,628
                 3,316   Ralph's Grocery Company                    Term A              Ba3       6/15/01          3,318
                 4,860   Ralph's Grocery Company                    Term B              Ba3       6/15/02          4,884

SCHEDULE OF INVESTMENTS (continued))                                                                      (in Thousands)
                  Face                                              Loan               Moody's    Stated         Value
Industries       Amount               Borrower                      Type               Rating    Maturity*     (Note 1b)

                         Senior Secured Floating Rate Loan Interests*
Grocery        $ 4,859   Ralph's Grocery Company                    Term C              Ba3       6/15/03     $    4,879
Stores           4,859   Ralph's Grocery Company                    Term D              Ba3       2/15/04          4,909
(concluded)      4,197   Star Markets Co., Inc.                     Term B              Ba3      12/31/01          4,182
                 3,145   Star Markets Co., Inc.                     Term C              Ba3      12/31/02          3,133

                         Total Grocery Stores (Cost--$66,624)                                                     67,148

Health          16,336   Community Health Systems, Inc.             Term B              NR++     12/31/03         16,376
Services--      16,336   Community Health Systems, Inc.             Term C              NR++     12/31/04         16,376
3.50%           12,329   Community Health Systems, Inc.             Term D              NR++     12/31/05         12,360
                 3,273   Dade International, Inc.                   Term B              B1       12/31/02          3,293
                 3,273   Dade International, Inc.                   Term C              B1       12/31/03          3,297
                 3,455   Dade International, Inc.                   Term D              B1       12/31/04          3,487
                 4,909   Medical Specialties                        Term                NR++      6/30/01          4,894
                13,091   Medical Specialties                        Axel                NR++      6/30/01         13,050
                 6,491   Merit Behavioral Care Corp.                Term A              B2        4/06/02          6,465
                16,009   Merit Behavioral Care Corp.                Term B              B2       10/06/03         16,019
                 3,088   OrNda Healthcare Corp.                     Revolving Credit    NR++     10/30/01          3,086
                 4,534   OrNda Healthcare Corp.                     Term A              NR++     10/30/01          4,536

                         Total Health Services (Cost--$102,597)                                                  103,239

Leasing &       19,760   Prime Acquisition                          Term                B1       12/31/00         19,772
Rental
Services--
0.67%

                         Total Leasing & Rental Services (Cost--$19,675)                                          19,772

Manufacturing-- 10,492   Calmar Inc.                                Axel A              B1        9/15/03         10,433
1.12%            7,869   Calmar Inc.                                Axel B              B1        3/15/04          7,840
                14,700   Trans Technology Corp.                     Term B              NR++      6/30/02         14,663

                         Total Manufacturing (Cost--$32,838)                                                      32,936

Measuring,       9,331   CHF/Ebel USA Inc.                          Term B              NR++      9/30/01          9,184
Analyzing &     10,956   Graphic Controls Corp.                     Term B              B1        9/28/03         10,976
Controlling
Instruments--
0.68%

                         Total Measuring, Analyzing & Controlling Instruments (Cost--$20,088)                     20,160

Message          5,000   Dictaphone Co.                             Term B              B1        6/30/02          4,800
Communications--
0.16%

                         Total Message Communications (Cost--$4,967)                                               4,800

Metals &         5,000   Anker Coal                                 Term B              NR++      6/30/04          4,988
Mining--           220   UCAR International Inc.                    Revolving Credit    Ba3      12/31/01            220
0.61%            1,319   UCAR International Inc.                    Term A              Ba3      12/31/01          1,320
                11,571   UCAR International Inc.                    Term B              Ba3      12/31/03         11,586

                         Total Metals & Mining (Cost--$18,076)                                                    18,114

Packaging--      8,625   IPC, Inc.                                  Term                B1        9/30/01          8,636
1.64%            5,800   Mail-Well, Inc./Supremex                   Revolving Credit    Ba2       7/31/03          5,811
                 9,541   Mail-Well, Inc./Supremex                   Term B              Ba2       7/31/03          9,560
                 7,170   Silgan Corp.                               Revolving Credit    Ba3      12/31/00          7,166
                16,794   Silgan Corp.                               Term B              Ba3       3/15/02         16,999

                         Total Packaging (Cost--$47,744)                                                          48,172

Paper--         19,850   Crown Paper Co.                            Term B              Ba3       8/22/03         19,949
11.70%          21,919   Fort Howard Corp.                          Term A              Ba3       3/08/02         21,947
                16,760   Fort Howard Corp.                          Term B              Ba3      12/31/02         16,864
                   274   Jefferson Smurfit Company/Container
                         Corp. of America                           Revolving Credit    Ba3       4/30/01            270
                25,012   Jefferson Smurfit Company/Container
                         Corp. of America                           Term A              Ba3       4/30/01         24,942

SCHEDULE OF INVESTMENTS (continued))                                                                      (in Thousands)
                  Face                                              Loan               Moody's    Stated         Value
Industries       Amount               Borrower                      Type               Rating    Maturity*     (Note 1b)

                         Senior Secured Floating Rate Loan Interests*
Paper          $ 6,786   Jefferson Smurfit Company/Container
(concluded)              Corp. of America                           Term B              Ba3       4/30/01     $    6,829
                49,530   Jefferson Smurfit Company/Container
                         Corp. of America                           Term B              Ba3       4/30/02         49,839
                13,210   Jefferson Smurfit Company/Container
                         Corp. of America                           Term C              Ba2      10/31/02         13,292
                63,571   Riverwood International Corp.              Term B              Ba3       2/28/04         63,850
                24,429   Riverwood International Corp.              Term C              Ba3       8/28/04         24,535
                29,744   S.D. Warren Co.                            Term B              Ba2       6/30/02         29,847
                36,820   Stone Container Corp.                      Term B              Ba3       4/01/00         36,981
                25,372   Stone Container Corp.                      Term C              Ba3       4/01/00         25,499
                10,000   Stone Container Corp.                      Term D              Ba3      10/01/03         10,050

                         Total Paper (Cost--$340,762)                                                            344,694

Printing &       7,500   Advanstar Communications                   Term B              NR++     12/21/03          7,467
Publishing--    21,358   American Media                             Term B              Ba2       9/30/02         21,251
3.17%            9,312   Journal News Co.                           Term                NR++     12/31/01          9,289
                 7,000   Marvel Entertainment Group, Inc.           Term B              NR++      2/28/02          6,921
                 3,452   Print Tech International PLC               Term B              NR++     12/29/01          3,424
                10,000   Treasure Chest                             Term                NR++     12/31/02         10,025
                35,000   World Color Press, Inc.                    Term C              B1       12/29/02         34,891

                         Total Printing & Publishing (Cost--$93,381)                                              93,268

Rendering--      4,990   CBP Resources Inc.                         Term B              NR++      9/30/03          4,993
0.17%

                         Total Rendering (Cost--$4,954)                                                            4,993

Security         9,920   Borg Warner Corp.                          Term                B3       12/31/98          9,901
Systems
Services--
0.34%

                         Total Security Systems Services (Cost--$9,842)                                            9,901

Telephone        8,000   Arch Communications Group, Inc.            Term B              B1       12/31/03          8,027
Communica-      18,316   Comcast Corp.                              Term                Ba3       9/30/04         18,219
tions--3.14%       808   MobileMedia Corp.                          Revolving Credit    B1        6/30/02            801
                13,034   MobileMedia Corp.                          Term A              B1        6/30/02         13,052
                 1,667   MobileMedia Corp.                          Term B1             B1        6/30/02          1,672
                 9,667   MobileMedia Corp.                          Term B              B1        6/30/03          9,637
                 3,333   MobileMedia Corp.                          Term B2             B1        6/30/03          3,343
                12,712   Paging Network Inc.                        Revolving Credit    Ba2      12/31/04         12,688
                 4,964   Shared Technologies Cellular, Inc.         Term B              B1        3/31/03          4,946
                20,000   Western Wireless Corp.                     Term B              B1        3/31/05         20,144

                         Total Telephone Communications (Cost--$92,096)                                           92,529

Textiles/Mill   10,000   Polymer Group, Inc.                        Term A              Ba3       3/31/02          9,975
Products--
0.34%

                         Total Textiles/Mill Products (Cost--$9,966)                                               9,975

Transportation   7,546   Atlas Air, Inc.                            Revolving Credit    NR++      6/30/98          7,532
Services--      25,000   Continental Micronesia                     Axel                NR++      7/31/03         25,016
1.39%            8,373   Petro PSC Properties L.P.                  Term B              NR++      5/24/01          8,315

                         Total Transportation Services (Cost--$40,702)                                            40,863

Waste Manage-    5,000   American Disposal Services, Inc.           Term                NR++      6/30/03          4,969
ment--0.17%

                         Total Waste Management (Cost--$4,969)                                                     4,969

                         Total Senior Secured Floating Rate Loan Interests (Cost--$2,155,051)--73.21%          2,156,339

SCHEDULE OF INVESTMENTS (concluded)                                                                       (in Thousands)

                  Shares                                                                                          Value
Industries         Held                         Equity Investments                                              (Note 1b)
Broadcast/           1   Classic Cable, Inc. (Warrants) (a)                                                   $       --
Media--0.00%

Restaurants--       44   Flagstar Companies, Inc.                                                                     93
0.00%

                         Total Equity Investments (Cost--$0)--0.00%                                                   93

                         Total Long-Term Investments (Cost--$2,155,051)--73.21%                                2,156,432

                                                      Short-Term Investments

Commercial               American Express Credit Corp. ($40,000 par, maturing 10/11/1996, yielding 5.30%)         39,776
Paper**--25.60%          CIT Group Holdings Inc. ($25,000 par, maturing 9/10/1996, yielding 5.32%)                24,974
                         CIT Group Holdings Inc. ($32,000 par, maturing 9/23/1996, yielding 5.35%)                31,905
                         CIT Group Holdings Inc. ($30,000 par, maturing 10/04/1996, yielding 5.31%)               29,863
                         Ciesco L.P. ($30,000 par, maturing 9/06/1996, yielding 5.40%)                            29,987
                         Ciesco L.P. ($50,000 par, maturing 10/16/1996, yielding 5.28%)                           49,685
                         General Electric Capital Corp. ($62,560 par, maturing 9/03/1996, yielding 5.30%)         62,560
                         Goldman Sachs Group L.P. ($50,000 par, maturing 9/06/1996, yielding 5.42%)               49,977
                         Goldman Sachs Group L.P. ($50,000 par, maturing 9/20/1996, yielding 5.28%)               49,875

                         Goldman Sachs Group L.P. ($30,000 par, maturing 10/07/1996, yielding 5.30%)              29,850
                         Knight-Ridder Inc. ($48,500 par, maturing 9/23/1996, yielding 5.28%)                     48,358
                         Monsanto Co. ($10,000 par, maturing 9/06/1996, yielding 5.40%)                            9,995
                         National Fleet Fund, Inc. ($20,000 par, maturing 9/13/1996, yielding 5.35%)              19,970
                         National Fleet Fund, Inc. ($28,700 par, maturing 9/16/1996, yielding 5.40%)              28,644
                         National Fleet Fund, Inc. ($10,500 par, maturing 10/01/1996, yielding 5.33%)             10,456
                         National Fleet Fund, Inc. ($15,000 par, maturing 10/02/1996, yielding 5.29%)             14,936
                         Preferred Receivables Funding, Inc. ($50,225 par, maturing 9/04/1996, yielding
                         5.35%)                                                                                   50,218
                         Preferred Receivables Funding, Inc. ($34,825 par, maturing 9/09/1996, yielding
                         5.42%)                                                                                   34,794
                         Preferred Receivables Funding, Inc. ($30,000 par, maturing 9/10/1996, yielding
                         5.38%)                                                                                   29,969
                         Shell Oil Co. ($20,000 par, maturing 9/04/1996, yielding 5.36%)                          19,997
                         USAA Capital Corp. ($30,000 par, maturing 9/03/1996, yielding 5.40%)                     30,000
                         Xerox Corp. ($30,000 par, maturing 9/18/1996, yielding 5.35%)                            29,933
                         Xerox Credit Corp. ($28,600 par, maturing 10/11/1996, yielding 5.27%)                    28,441

                         Total Commercial Paper (Cost--$754,163)                                                 754,163

US Government            Federal Home Loan Mortgage Corp. ($23,000 par, maturing 9/26/1996, yielding 5.28%)       22,922
& Agency
Obligations**--
0.78%

                         Total US Government & Agency Obligations (Cost--$22,922)                                 22,922

                         Total Short-Term Investments (Cost--$777,085)--26.38%                                   777,085

                         Total Investments (Cost--$2,932,136)--99.59%                                          2,933,517
                         Other Assets Less Liabilities--0.41%                                                     12,010
                                                                                                              ----------
                         Net Assets--100.00%                                                                  $2,945,527
                                                                                                              ==========

(a)Warrants entitle the Fund to purchase a predetermined number of common stock. The purchase price and numbers of share are subject to adjustment under certain conditions until the expiration date.
 ++Not Rated.
   Ratings of issues shown have not been audited by Deloitte &
   Touche LLP.
  *The interest rates on senior secured floating rate loan interests are subject to change periodically based on the change in the prime rate of a US Bank, LIBOR (London Interbank Offered Rate), or, in some cases, another base lending rate. The interest rates shown are those in effect at August 31, 1996.
 **Commercial Paper and certain US Government & Agency Obligations are traded on a discount basis; the interest rates shown are the discount rates paid at the time of purchase by the Fund.

   See Notes to Financial Statements.

FINANCIAL INFORMATION

Statement of Assets and Liabilities as of August 31, 1996
Assets:             Investments, at value (identified cost--$2,932,135,993) (Note 1b)                    $  2,933,517,310
                    Cash                                                                                        2,660,488
                    Receivables:
                      Interest                                                        $     17,464,064
                      Capital shares sold                                                    2,846,301
                      Commitment fees                                                          243,999         20,554,364
                                                                                      ----------------
                    Prepaid registration fees and other assets (Note 1f)                                        1,680,474
                                                                                                         ----------------
                    Total assets                                                                            2,958,412,636
                                                                                                         ----------------

Liabilities:        Payables:
                      Dividends to shareholders (Note 1g)                                    3,531,978
                      Investment adviser (Note 2)                                            2,500,916
                      Administrator (Note 2)                                                   658,136
                      Securities purchased                                                     210,453          6,901,483
                                                                                      ----------------
                    Deferred income (Note 1e)                                                                   2,944,484
                    Accrued expenses and other liabilities                                                      3,039,323
                                                                                                         ----------------
                    Total liabilities                                                                          12,885,290
                                                                                                         ----------------

Net Assets:         Net assets                                                                           $  2,945,527,346
                                                                                                         ================

Net Assets          Common Stock, par value $0.10 per share; 1,000,000,000
Consist of:         shares authorized                                                                    $     29,484,938
                    Paid-in capital in excess of par                                                        2,922,519,503
                    Accumulated realized capital losses on investments--net (Note 7)                           (7,858,412)
                    Unrealized appreciation on investments--net (Note 3)                                        1,381,317
                                                                                                         ----------------
                    Net Assets--Equivalent to $9.99 per share based on 294,849,377
                    shares of beneficial interest outstanding                                            $  2,945,527,346
                                                                                                         ================

Statement of Operations

                                                                                       For the Year Ended August 31, 1996
Investment Income   Interest and discount earned                                                         $    210,982,851
(Note 1e):          Facility and other fees                                                                     4,338,982
                    Dividends                                                                                         149
                                                                                                         ----------------
                    Total income                                                                              215,321,982
                                                                                                         ----------------

Expenses:           Investment advisory fees (Note 2)                                 $     25,872,222
                    Administrative fees (Note 2)                                             6,808,480
                    Transfer agent fees (Note 2)                                             1,697,281
                    Registration fees (Note 1f)                                                707,018
                    Accounting services (Note 2)                                               401,728
                    Professional fees                                                          368,275
                    Tender offer costs                                                         189,772
                    Custodian fees                                                             189,706
                    Printing and shareholder reports                                           173,171
                    Borrowing costs (Note 6)                                                   141,903
                    Directors' fees and expenses                                                47,788
                    Other                                                                       28,416
                                                                                      ----------------
                    Total expenses                                                                             36,625,760
                                                                                                         ----------------
                    Investment income--net                                                                    178,696,222
                                                                                                         ----------------

Realized &          Realized loss on investments--net                                                          (8,718,939)
Unrealized          Change in unrealized appreciation on investments--net                                       1,207,962
Gain (Loss) on                                                                                           ----------------
Investments--Net    Net Increase in Net Assets Resulting from Operations                                 $    171,185,245
(Notes 1c, 1e & 3):                                                                                      ================

                    See Notes to Financial Statements.




FINANCIAL INFORMATION (continued)

Statements of Changes in Net Assets

                                                                                          For the Year Ended August 31,
Increase (Decrease) in Net Assets:                                                           1996                1995
Operations:         Investment income--net                                            $    178,696,222   $    107,081,243
                    Realized gain (loss) on investments--net                                (8,718,939)           901,282
                    Change in unrealized appreciation/depreciation on
                    investments--net                                                         1,207,962           (102,235)
                                                                                      ----------------   ----------------
                    Net increase in net assets resulting from operations                   171,185,245        107,880,290
                                                                                      ----------------   ----------------

Dividends to        Investment income--net                                                (178,696,222)      (107,081,243)
Shareholders                                                                          ----------------   ----------------
(Note 1g):          Net decrease in net assets resulting from dividends to
                    shareholders                                                          (178,696,222)      (107,081,243)
                                                                                      ----------------   ----------------

Capital Share       Net increase in net assets resulting from capital share
Transactions        transactions                                                           789,568,710      1,228,207,869
(Note 4):                                                                             ----------------   ----------------

Net Assets:         Total increase in net assets                                           782,057,733      1,229,006,916
                    Beginning of year                                                    2,163,469,613        934,462,697
                                                                                      ----------------   ----------------
                    End of year                                                       $  2,945,527,346   $  2,163,469,613
                                                                                      ================   ================

Statement of Cash Flows

                                                                                                       For the Year Ended
                                                                                                          August 31, 1996
Cash Provided by    Net increase in net assets resulting from operations                                 $    171,185,245
Operating           Adjustments to reconcile net increase (decrease) in net assets
Activities:         resulting from operations to net cash provided by operating activities:
                      Increase in receivables                                                                  (2,336,872)
                      Increase in other assets                                                                    (61,009)
                      Increase in other liabilities                                                             5,662,709
                      Realized and unrealized loss on investments--net                                          7,510,977
                      Amortization of discount                                                                (45,530,880)
                                                                                                         ----------------
                    Net cash provided by operating activities                                                 136,430,170
                                                                                                         ----------------

Cash Used for       Proceeds from principal payments and sales of loan interests                            1,502,664,427
Investing           Purchases of loan interests                                                            (2,009,125,818)
Activities:         Purchases of short-term investments                                                   (24,131,663,141)
                    Proceeds from sales and maturities of short-term investments                           23,873,927,588
                                                                                                         ----------------
                    Net cash used for investing activities                                                   (764,196,944)
                                                                                                         ----------------

Cash Provided by    Cash receipts on capital shares sold                                                      993,247,884
Financing           Cash payments on capital shares tendered                                                 (273,723,209)
Activities:         Dividends paid to shareholders                                                            (89,097,413)
                                                                                                         ----------------
                    Net cash provided by financing activities                                                 630,427,262
                                                                                                         ----------------

Cash:               Net increase in cash                                                                        2,660,488
                    Cash at beginning of year                                                                           0
                                                                                                         ----------------
                    Cash at end of year                                                                  $      2,660,488
                                                                                                         ================

Non-Cash            Capital shares issued in reinvestment of dividends paid to shareholders              $     90,287,773
Financing                                                                                                ================
Activities:

                    See Notes to Financial Statements.


FINANCIAL INFORMATION (concluded)

Financial Highlights


The following per share data and ratios have been derived
from information provided in the financial statements.
                                                                                     For the Year Ended August 31,
Increase (Decrease) in Net Asset Value:                                  1996      1995       1994      1993       1992
Per Share           Net asset value, beginning of year                $  10.02   $  10.02  $  10.02  $   9.99   $   9.99
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .66        .75       .59       .53        .64
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.03)        --++      --++     .03         --
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                       .63        .75       .59       .56        .64
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment income--net            (.66)      (.75)     (.59)     (.53)      (.64)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of year                      $   9.99   $  10.02  $  10.02  $  10.02   $   9.99
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                   6.53%      7.68%     5.94%     5.74%      6.58%
Return:*                                                              ========   ========  ========  ========   ========

Ratios to           Expenses, net of reimbursement                       1.34%      1.34%     1.43%     1.47%      1.39%
Average                                                               ========   ========  ========  ========   ========
Net Assets:         Expenses                                             1.34%      1.34%     1.43%     1.47%      1.41%
                                                                      ========   ========  ========  ========   ========
                    Investment income--net                               6.54%      7.45%     5.75%     5.27%      6.58%
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of year (in millions)             $  2,946   $  2,163  $    934  $    713   $    834
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                  80.20%     55.23%    61.31%    90.36%     46.48%
                                                                      ========   ========  ========  ========   ========

                   *Total investment returns exclude the effects of
                    sales loads. The Fund is a continuously offered closed-end fund, the shares of which are offered at net asset value. Therefore, no separate market exists.
                  ++Amount is less than $.01 per share.

                    See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS



1. Significant Accounting Policies:
Merrill Lynch Senior Floating Rate Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered, non-diversified, closed-end management investment company.

(a) Loan participation interests--The Fund invests in senior secured floating rate loan interests ("Loan Interests") with collateral having a market value, at time of acquisition by the Fund, which Fund management believes equals or exceeds the principal amount of the corporate loan. The Fund may invest up to 20% of its total assets in loans made on an unsecured basis. Depending on how the loan was acquired, the Fund will regard the issuer as including the corporate borrower along with an agent bank for the syndicate of lenders and any intermediary of the Fund's investment. Because agents and intermediaries are primarily commercial banks, the Fund's investment in corporate loans at August 31, 1996 could be considered to be concentrated in commercial banking.

(b) Valuation of investments--Until June 17, 1996, Loan Interests were valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund. As of June 17, 1996, pursuant to the approval of the Board of Directors, the Loan Interests are valued at the average of the mean between the bid and asked quotes received from one or more brokers, if available.

Other portfolio securities may be valued on the basis of prices furnished by one or more pricing services which determine prices for normal, institutional-size trading units of such securities using market information, transactions for comparable securities and various relationships between securities which are generally recognized by institutional traders. In certain circumstances, portfolio securities are valued at the last sale price on the exchange that is the primary market for such securities, or the last quoted bid price for those securities for which the over-the-counter market is the primary market or for listed securities in which there were no sales during the day. Short-term securities with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.

(c) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Interest rate transactions--The Fund is authorized to enter into interest rate swaps and purchase or sell interest rate caps and floors. In an interest rate swap, the Fund exchanges with another party their respective commitments to pay or receive interest on a specified notional principal amount. The purchase of an interest rate cap (or floor) entitles the purchaser, to the extent that a specified index exceeds (or falls below) a predetermined interest rate, to receive payments of interest equal to the difference between the index and the predetermined rate on a notional principal amount from the party selling such interest rate cap (or floor).

(d) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(e) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis. Facility fees are accreted into income over the term of the related loan.

(f) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory and Administrative Services
Agreement and Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Asset Management, L.P. ("MLAM"). The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to perform this investment advisory function.


NOTES TO FINANCIAL STATEMENTS (concluded)


For such services, the Fund pays a monthly fee at an annual rate of 0.95% of the Fund's average daily net assets. The Fund also has an Administrative Services Agreement with MLAM whereby MLAM will receive a fee equal to an annual rate of 0.25% of the Fund's average daily net assets on a monthly basis, in return for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund. The Investment Advisory Agreement obligates MLAM to reimburse the Fund to the extent the Fund's expenses (excluding interest, taxes, distribution fees, brokerage fees and commissions, and extraordinary items) exceed the lesser of (a) 2.0% of the Fund's average daily net assets or (b) 2.5% of the Fund's first $30 million of average daily net assets, 2.0% of the Fund's next $70 million of average daily net assets, and 1.5% of the average daily net assets in excess thereof. No fee payment will be made during any fiscal year which will cause such expenses to exceed the most restrictive expense limitation at the time of such payment.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, Merrill Lynch, Pierce, Fenner & Smith Inc., MLFDS, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended August 31, 1996 were $2,009,336,271 and $1,502,664,427, respectively.

Net realized and unrealized gains (losses) as of August 31, 1996 were as follows:

                                     Realized     Unrealized
                                      Losses        Gains

Long-term investments          $   (8,715,722) $    1,381,317
Short-term investments                 (3,217)             --
                               --------------  --------------
Total                          $   (8,718,939) $    1,381,317
                               ==============  ==============

As of August 31, 1996, net unrealized appreciation for financial reporting and Federal income tax purposes aggregated $1,227,650, of which $14,145,679 is related to appreciated securities and $12,918,029 is related to depreciated securities. The aggregate cost of investments at August 31, 1996 for Federal income tax purposes was $2,932,289,660.

4. Capital Share Transactions:
Transactions in capital shares were as follows:

For the Year Ended                                  Dollar
August 31, 1996                       Shares        Amount

Shares sold                        97,262,448  $  973,004,146
Shares issued to share-
holders in reinvestment
of dividends                        9,032,914      90,287,773
                               --------------  --------------
Total issued                      106,295,362   1,063,291,919
Shares tendered                   (27,418,447)   (273,723,209)
                               --------------  --------------
Net increase                       78,876,915  $  789,568,710
                               ==============  ==============


For the Year Ended                                  Dollar
August 31, 1995                       Shares        Amount

Shares sold                       129,276,626  $1,294,302,365
Shares issued to share-
holders in reinvestment
of dividends                        5,015,241      50,211,612
                               --------------  --------------
Total issued                      134,291,867   1,344,513,977
Shares tendered                   (11,618,992)   (116,306,108)
                               --------------  --------------
Net increase                      122,672,875  $1,228,207,869
                               ==============  ==============


5. Unfunded Loan Interests:
As of August 31, 1996, the Fund had unfunded loan commitments of $268,840,813 which would be extended at the option of the borrower, pursuant to the following loan agreements:


                                       Unfunded
                                      Commitment
Borrower                            (in thousands)

Atlas Air, Inc.                        $17,453
Jefferson Smurfit Company/
  Container Corp. of America             2,784
Federated Department Stores Inc.        50,067
Fort Howard Corp.                        2,703
Gulfstream Aerospace Corp.              10,192
Huntsman Corp.                             572
IMO Industries, Inc.                     8,077
Johnstown America Industrial Inc.        3,080
Loewen Group, Inc.                      14,520
Marcus Cable Operating Co.               8,438
MobileMedia Corp.                          874
OrNda Health Corp.                       2,139
Overhead Door Corp.                      5,114
Paging Network Inc.                     21,621
The Pullman Co., Inc.                    6,526
Ralph's Grocery Company                 12,550
Reliance Communications Technology       9,862
SC International Corp., Inc.            18,000
Silgan Corp.                             4,780
Stone Container Corp.                   30,000
Thermadyne Industries, Inc.             14,064
Thrifty Payless Holdings, Inc.          14,520
UCAR International Inc.                  6,906

6. Short-Term Borrowings:
On March 14, 1996, the Fund extended its loan commitment from a commercial bank. The commitment is for $100,000,000 bearing interest at the Federal Funds rate plus .50% on the outstanding balance.
The Fund had no borrowings under this commitment during the year ended August 31, 1996. For the year ended August 31, 1996, facility and commitment fees aggregated $141,903.


7. Capital Loss Carryforward:
At August 31, 1996, the Fund had a net capital loss carryforward of approximately $1,471,000, all of which expires in 2004. This amount will be available to offset like amounts of any future taxable gains.


8. Subsequent Event:
The Fund began a quarterly tender offer on September 17, 1996 which concludes on October 15, 1996.